UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 25, 2007

Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-16960	22-2584333

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 601, Louisville, KY	40223

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	502-420-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2007, The Genlyte Group Incorporated, a Delaware corporation (“Company”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with Philips Holding USA Inc., a Delaware corporation (“Parent”), and Golf Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Under the terms of the Merger Agreement, Merger Sub will commence a tender offer (“Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.01 per share, together with the associated preferred stock purchase rights pursuant to the Rights Agreement defined below (the “Shares”), at a purchase price of $95.50 per share in cash, less any required withholding taxes (“Offer Price”). The Offer is subject to customary closing conditions, including (i) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain other regulatory requirements under foreign laws, (ii) the tender of a majority of the number Shares based on the number of Shares and options then outstanding on a fully-diluted basis, (iii) the absence of certain legal impediments to the consummation of the Offer, (iv) the accuracy of the representations and warranties of the Company in the Merger Agreement other than as would not (A) result in a material adverse effect or (B) in some limited cases, be material, and (v) the absence of a material adverse effect.

Upon successful completion of the Offer, Merger Sub will be merged with and into the Company, the separate corporate existence of the Merger Sub shall cease, and the Company will survive the Merger as a wholly owned subsidiary of Parent. The Merger is subject to certain conditions including (i) the absence of certain legal impediments and (ii) stockholder approval if such approval is required.

The parties have agreed that if, following completion of the Offer, Parent and Merger Sub own at least 90% of the Company’s outstanding Shares, pursuant to the Offer or otherwise, the Merger will be completed without a meeting of the Company’s stockholders pursuant to Delaware’s “short-form” merger statute.

In the Merger Agreement, the Company also granted Parent and Merger Sub, subject to certain conditions and limitations, an irrevocable option, to be exercised after completion of the Offer, to purchase the number of shares of common stock (“Top-Up Option Shares”) equal to the lowest number of shares that, when added to the number of shares owned by Parent, Merger Sub and their respective affiliates at the time of such exercise, constitute one Share more than the number of Shares necessary for Merger Sub to be merged into the Company pursuant to Delaware’s “short-form” merger statute, at a price per share equal to the Offer Price (the “Top-Up Option”). The Top-Up Option shall not be exercisable and shall terminate if (i) the issuance of the Top-Up Option Shares would require stockholder approval under the rules of the Nasdaq Global Market, (ii) the number of Top-Up Option Shares would exceed the number of authorized but unissued Shares or (iii) after issuances of Shares pursuant to the Top-Up Option, it will be insufficient to allow Merger Sub to effect the “short form” merger. The Top-Up Option is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur pursuant to Delaware’s short-form merger statute at a time when the approval of the Merger at a meeting of the Company’s stockholders would be assured because of Parent’s and Merger Sub’s ownership of a majority of shares of the outstanding common stock following completion of the Offer.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants not to solicit proposals relating to the alternative business combination transactions or, subject to certain exceptions, not to enter into discussions concerning or provide information in connection with an alternative business combination transaction or not continue to make, or withdraw, the recommendations of the Company’s board.

The Merger Agreement also contains certain termination rights for both the Company and Parent and provides that, if the Merger Agreement is terminated under specified circumstances, the Company may be required to pay Parent a termination fee of $60 million and may also be required to reimburse Parent up to $6 million in expenses.

In connection with the transactions contemplated by the Merger Agreement, the Company and The Bank of New York, a New York banking corporation (the “Rights Agent”), will enter into an Amendment (the “Amendment”) to the Rights Agreement, dated as of September 13, 1999, by and between the Company and the Rights Agent (the “Rights Agreement”) to exempt the Merger Agreement, the Offer and the transactions contemplated thereby from the Rights Agreement and to terminate the Rights Agreement immediately prior to the completion of the Offer.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Merger Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Merger Sub.

Item 3.02  Unregistered Sale of Equity Securities.

The information included in Item 1.01 regarding the Top-Up Option is incorporated into this Item 3.02 by reference. The Top-Up Option was issued without registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 8.01  Other Events.

On November 26, 2007, the Company issued a press release regarding the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Important Additional Information Will Be Filed with the Securities and Exchange Commission (“SEC”)

The tender offer described in this filing has not yet commenced, and this filing is neither an offer to purchase nor a solicitation of an offer to sell the Company's common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE TENDER OFFER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed by Philips Holding USA Inc. on Schedule TO with the SEC, and the solicitation/recommendation statement will be filed by the Company on Schedule 14D-9 with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by the Company or Philips Holding USA Inc. with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer statement and related materials, solicitation/recommendation statement, and such other documents may be obtained for free by directing such requests to The Genlyte Group Incorporated, Investor Relations, 10350 Ormsby Park Place, Suite 601, Louisville, KY, (502) 420-9500.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 25, 2007, by and among The Genlyte Group Incorporated, Philips Holding USA Inc. and Golf Merger Sub, Inc.
99.1	Press Release of The Genlyte Group Incorporated, dated November 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED
(Registrant)

Dated: November 26, 2007	By:	/s/ Daniel R. Fuller

Name: Daniel R. Fuller
Title: Assistant Secretary, Vice President and General Counsel